                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            EXCEL LEGACY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                              33-0781747
         (State of Incorporation)                   (I.R.S. Employer
                                                   Identification No.)

   17140 BERNARDO CENTER DRIVE, SUITE 300                92128
           SAN DIEGO, CALIFORNIA                       (Zip Code)
           (Address of Principal
            Executive Offices)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
        -------------------                  ------------------------------
 10% Senior Redeemable Secured Notes            American Stock Exchange
         due November 5, 2004

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                                   ----------

        Item 1. Description of Registrant's Securities to be Registered.
        ----------------------------------------------------


                Excel Legacy Corporation, a Delaware corporation (the "Company"), will issue its 10.0% Senior Redeemable Secured Notes due November 5, 2004 (the "Senior Notes"). A description of the Senior Notes meeting the requirements of this item appears under the heading "Description of the Legacy Debentures and the Legacy Notes" in the Company's Registration Statement on Form S-4 (File No. 333-80339), as amended, filed with the Securities and Exchange Commission (the "Commission") on June 9, 1999.

        Item 2. Exhibits.
        ----------

                3.1 Amended and Restated Certificate of Incorporation of Excel Legacy Corporation. (1)
                3.2     Amended and Restated Bylaws of Excel Legacy Corporation.
                        (1)
                4.1     Form of Senior Note. (2)

                (1) Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-11 (File No. 333-55715) filed with the Commission on June 1, 1998.

                (2) Filed herewith.



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                                    SIGNATURE

                                   ----------

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  January 8, 2000


                                            EXCEL LEGACY CORPORATION



                                            By: /s/ S. ERIC OTTESEN
                                               ---------------------------------
                                                  S. Eric Ottesen
                                                  Secretary